UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

March 22, 2011
Date of Report (date of earliest event reported)

 THE BUCKLE, INC.
(Exact name of Registrant as specified in its charter)

Nebraska	001-12951	47-0366193
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2407 West 24th Street, Kearney, Nebraska    68845-4915
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (308) 236-8491

___________________________________________________________

(Former name, former address and former fiscal year if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

ITEM 8.01.      Other Events

ITEM 9.01(d)  Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

EXHIBIT 99.1

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The following information is furnished pursuant to Item 5.02 "Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers." On March 22, 2011, The Buckle, Inc. (the "Company") issued a press release announcing that Thomas B. Heacock has been appointed to the position of Treasurer and Corporate Controller effective immediately upon approval from the Board of Directors at its March 21, 2011 meeting. Mr. Heacock has been employed by the Company since October 2003 and has served as Corporate Controller since February 2007. Prior to joining the Company, he was employed by Ernst & Young, LLP. Mr. Heacock is the son-in-law of Dennis H. Nelson, who serves as President and Chief Executive Officer and a Director of The Buckle, Inc.

The full text of the press release is furnished as Exhibit 99.1 to this report.

ITEM 8.01  Other Events

The following information is furnished pursuant to Item 8.01 “Other Events.”  On March 22, 2011, The Buckle, Inc. issued a press release announcing a quarterly dividend of $0.20 per share to be paid on April 27, 2011, for shareholders of record at the close of business on April 15, 2011.

The full text of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01(d).  Financial Statements and Exhibits

Exhibit 99.1      Press Release Dated March 22, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Buckle, Inc.

Date: March 22, 2011	By: /s/	KAREN B. RHOADS
Name: Karen B. Rhoads
Title: Vice President of Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1      Press Release Dated March 22, 2011